Exhibit 10.5

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote omissions.

LICENSE, ASSIGNMENT AND SUPPLY AGREEMENT

             THIS LICENSE, ASSIGNMENT AND SUPPLY AGREEMENT (the "Agreement”) is effective as of February 13, 1997 (the "Effective Date"), by and between COULTER CORPORATION (hereinafter "Coulter Corporation") and its wholly-owned subsidiary COULTER INTERNATIONAL CORPORATION (hereinafter "CIC"), each having its respective principal place of business at 11800 S.W. 147th Avenue, Miami, Florida 33196, and COULTER CELLULAR THERAPIES, INC. (hereinafter "CCTI"), having its principal place of business at 3000 Sand Hill Road, Building 3, Suite 255, Menlo Park, California 94025. Coulter Corporation and its Affiliates (including, but not limited to, CIC) shall be referred to collectively in this Agreement as "Coulter".

WITNESSETH

             WHEREAS, Coulter owns or Controls certain Patent Property, Contractual Rights, Regulatory Rights, Technical Know-How, Biotechnology Assets and Equipment, all relating to the use of Dense Particles (as such terms are defined below) for separating, treating and/or conditioning selected blood cells or other particles in a biological fluid; and

             WHEREAS, CCTI has expressed an interest in acquiring and/or licensing said Patent Property, Contractual Rights, Regulatory Rights, Technical Know-How, Biotechnology Assets and Equipment from Coulter; and

             WHEREAS, Coulter is willing to transfer ownership and/or license said Patent Property, Contractual Rights, Regulatory Rights, Technical Know-How, Biotechnology Assets and Equipment to CCTI subject to the terms and conditions contained herein;

             NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

1.          DEFINITIONS.

             1.1.       "Affiliate" of a party shall mean any corporation or other business entity controlled, controlling or under common control with such party. For purposes of this section, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting securities of such corporation or other business entity. Notwithstanding the foregoing, for the purposes of this Agreement, neither Coulter Corporation nor CIC shall be deemed to be an Affiliate of CCTI, and CCTI shall not be deemed to be an Affiliate of Coulter Corporation or CIC.

             1.2.       "Biotechnology Assets" shall mean all hybridomas owned or Controlled by Coulter as of the Effective Date. Such hybridomas shall include, but not be limited to, those capable of producing the monoclonal antibodies ("MABs") listed below. The parties agree and acknowledge that: (1) the hybridomas which are capable of producing the Dana-Farber MABs listed below are Controlled by Coulter pursuant to one or more of the Dana-Farber License Agreements; and (2) the MABs marked with an asterisk (*) are subject to the terms of the Ortho Settlement Agreement.

Coulter MABs	Dana-Farber MABs

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
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             1.3.       "CCTI Field" shall mean the fields of (a) Therapeutic Applications using Dense Particle Cell Separation Technology and (b) RUO Applications using Dense Particle Cell Separation Technology.

             1.4.       "Contractual Rights" shall mean Coulter's rights and obligations under the following agreements:

             (a)         Research and Development Agreement between Coulter Corporation and University of Miami, Diabetes Research Institute, dated December 29, 1995, as amended by a Research and Development Agreement Amendment dated on or about January 29, 1997 (the "Miami Research Agreement"). Such rights include all of Coulter's rights in U.S. Patent Application Serial No. [**], filed [**] entitled [**] both (i) as a joint owner under such patent application and (ii) all rights Coulter has to obtain an exclusive license from the University of Miami under the foregoing patent application pursuant to Article 5 of the Miami Research Agreement.

             (b)         Therapeutic Consulting Agreements:

                           (ii)        Between Coulter Corporation and Dr. Lee Nadler, dated April 1, 1996.

                           (iii)       Between Coulter Corporation and Dr. Jerome Ritz, dated April 1, 1996.

                           (iv)        Between Coulter Corporation and Dr. James Griffin, dated April 1, 1996.

                           (v)         Between Coulter Corporation and Dr. John Gribben, dated April 1, 1996.

                           (vi)        Between Coulter Corporation and Dr. Norma Kenyon, dated April 1, 1996.

             (a)         Research Service Agreement between Coulter Corporation and McMaster University, dated January 30, 1997 (the "McMaster Agreement").

             (b)         Agreement for Purchase of Goods and Supplies between Novamet Specialty Products. Corporation and Coulter Corporation, dated January 29, 1997 (the "Novamet Agreement").

             1.5.       "Control" shall mean the ability to grant the licenses or sublicenses herein or to make the assignments or transfers set forth herein, as the case may be, without violating the terms of any agreement or other arrangement with any third party.

             1.6.       "Dana-Farber License Agreements" shall mean the following five agreements and one acknowledgment letter, between Coulter Corporation (or its predecessor) and the Dana-Farber Cancer Institute, Inc. (or its predecessor) (hereinafter, "Dana-Farber"):

                           (i)          Agreement between Sidney Farber Cancer Institute and Coulter Electronics, Inc,, dated July 23, 1981;

                           (ii)         Agreement between Dana-Farber Cancer Institute and Coulter Electronics, Inc., dated March 1, 1983;

                           (iii)        Agreement between Dana-Farber Cancer Institute and Coulter Immunology, Division of Coulter Corporation, dated April 28, 1983;

                           (iv)       Agreement between Dana-Farber Cancer Institute and Coulter Immunology, Division of Coulter Corporation, dated April 1, 1987;

                           (v)        Agreement between Coulter Corporation and Dana-Farber Cancer Institute, dated April 1, 1994 (the "1994 Dana-Farber Agreement"); and

                           (vi)       Acknowledgment Letter from Dana-Farber Cancer Institute, dated February 4, 1997.

             1.7.       "Dense Particle Cell Separation Technology" shall mean technology in which Dense Particles are used to separate, treat and/or condition selected human or animal blood cells or other particulate material in a biological fluid.

             1.8.       "Dense Particles" shall mean particles having a density significantly greater than the density of human blood cells or other human cellular material, whereby such particles settle, under gravitational force, in a suspending medium at a rate significantly faster than blood cells settle in the same medium.

             1.9.       "Diagnostic Applications" shall mean applications for diagnosing or monitoring a human or animal disease or condition.

             1.10.    "Equipment" shall mean instrumentation useful in the analysis of biological fluids, as described in Section 2.8 hereof.

             1.11.    "Ortho Settlement Agreement" shall mean that Settlement Agreement, dated March 31, 1992, among Johnson and Johnson, Ortho Diagnostics Systems, Inc. and Ortho Pharmaceutical Corporation (collectively, "Ortho"), Coulter Corporation, and Dana-Farber Cancer Institute, as amended by that certain Amendment to Settlement Agreement, dated February 4, 1997 ("Amendment to Settlement Agreement").

             1.12.    "Patent Property" shall mean:

                           (a)         the U.S. PATENTS listed on Exhibit 1 and any and all continuations, continuations-in-part and divisions thereof; as well as any re-issuance and/or re-examination or any extension of the U.S. PATENTS listed on Exhibit 1;

                           (b)         the U.S. PATENT APPLICATIONS listed on Exhibit 1 and any and all continuations, continuations-in-part and divisions thereof;

                           (c)         any U.S. patents issuing on applications, continuations, continuations-in-part and divisions described in clause (b) of this paragraph;

                           (d)         any re-issuance and/or re-examination of the patents described in clause (c) of this paragraph;

                           (e)         the CORRESPONDING FOREIGN PATENTS AND APPLICATIONS listed on Exhibit 1 (and all continuations, continuations-in-part, divisions and any foreign equivalents thereof) and any foreign patents issuing on such applications, including any re-issuance, re-examination, and any foreign equivalents thereof;

                           (f)         any other U.S. or foreign patent applications and patents which claim as a priority date under 35 U.S.C. §119 or §120 one of the filing dates of, or priority dates claimed in, those U.S. PATENTS and U.S. PATENT APPLICATIONS listed on Exhibit 1;

                           (g)        the INVENTION DISCLOSURE listed on Exhibit 1, as well as any U.S. and foreign patent applications containing such disclosures (and all continuations, continuations-in-part and divisions thereof);

                           (h)        any U.S. and foreign patents issuing on applications, continuations, continuations-in-part, divisions and foreign equivalents thereof described in clauses (f) and (g), including any re-issued and/or re-examined patents and foreign equivalents based thereon;

                           (i)         all patents and inventions to which Coulter obtained rights and licenses pursuant to the Ortho Settlement Agreement; and

                           (j)         all patents and inventions to which Coulter obtained rights and licenses pursuant to the Dana-Farber License Agreements or any Additional Biotechnology Asset License Agreement (excluding any rights or licenses set forth in Section 1.12(i)).

             1.13.    "Property" shall mean the Patent Property, Contractual Rights, Regulatory Rights, Technical Know-How, Biotechnology Assets and Equipment.

             1.14.    "Regulatory Rights" shall mean the following regulatory filings, filed by Coulter with the United States Food and Drug Administration ("FDA"): the Pre-IDE Meeting Briefing Document, dated May 15, 1996; the Investigational Device Exemption Application for use of T8 Mab-DP, dated December 19, 1996; and the Type II Drug Master File for T8 Mab-DP product, dated December 23, 1996.

             1.15.    "RUO Applications" shall mean applications intended solely for research purposes pertaining to Therapeutic Applications.

             1.16.    "Technical Know-How" shall mean any technical knowledge owned or Controlled by Coulter and related to the: (a) automation of the cell separation process using Dense Particles; (b) the use of Dense Particles for protein purification; or (c) cell separation using Dense Particles for therapeutic applications and research purposes.

             1.17.    "Therapeutic Applications" shall mean applications for preventing, treating or mitigating a disease or condition in humans and animals.

             1.18.    "Additional Biotechnology Asset License Agreement" shall mean any license agreement between Coulter and a third party (other than the Ortho Settlement Agreement and the Dana-Farber License Agreements) which (i) is in existence as of the Effective Date and (ii) grants Coulter a license to one or more Biotechnology Assets.

2.          GRANTS.

             2.1.       Grant Related to Coulter-Owned Patent Property and Biotechnology Assets.

                           2.1.1    Coulter hereby grants to CCTI a worldwide, royalty-free, exclusive license under (i) the Patent Property described in Section 1.12 (a) - (h) and (ii) the Biotechnology Assets owned by Coulter (including those set forth in Section 1.2), to practice any and all methods, and to make, have made, use, offer for sale, sell and import any and all processes, apparatus and products which are covered by one or more claims in said Patent Property or which contain one or more Biotechnology Assets (or an MAB produced by such Biotechnology Asset) owned by Coulter. Such license is limited to the CCTI Field. The foregoing grant shall be subject to the provisions of Section 2.10 regarding distribution rights.

                           2.1.2    CCTI has the right to sublicense, sell or otherwise transfer its rights described in Section 2.1.1 to any other entity.

             2.2.       Grant Related to Other Patent Property and Other Biotechnology Assets.

                           2.2.1    Coulter hereby grants to CCTI a worldwide, royalty bearing (but only to the extent set forth in Section 2.2.2), exclusive sublicense under (i) the Patent Property described in Section 1.12(i) and (ii) those Biotechnology Assets Controlled by Coulter pursuant to any of the Dana Farber License Agreements or any Additional Biotechnology Asset License Agreement, to practice any and all methods, and to make, have made, use, offer for sale, sell and import any and all processes, apparatus and products which are covered by one or more claims in said Patent Property or which contain one or more such Biotechnology Assets (or an MAB produced by such Biotechnology Asset). Such sublicense is limited to the CCTI Field. The foregoing grant shall be subject to the provisions of Section 2.10 regarding distribution rights. It is understood by the parties that the exclusive sublicense granted from Coulter to CCTI pursuant to this Section 2.2.1 may be under a non-exclusive license from the licensor to Coulter.

                           2.2.2    The royalty rate applicable to the sublicense granted pursuant to Section 2.2.1 shall be equal to any amounts which Coulter becomes obligated to pay to (i) Dana-Farber under the Dana Farber License Agreements (including the amount by which Coulter's advanced royalty balance with Dana-Farber is reduced) and (ii) any third party under any Additional Biotechnology Asset License Agreement, as a result of sales by, CCTI pursuant to the sublicense set forth in Section 2.2.1.

                           2.2.3    CCTI has the right to sublicense, sell or otherwise transfer its rights described in Section 2.2.1 to any other entity, subject to the same limitations that apply to the underlying license or sublicense.

             2.3.       Acknowledgment Regarding Ortho Patent Rights.

                           2.3.1    The parties acknowledge and agree that, pursuant to Section 5.1 of the Ortho Settlement Agreement, Coulter Corporation and its "Affiliates" (as such term is defined in the Ortho Settlement Agreement) have a worldwide, non-exclusive right and license under the "Subject Patents" (as such term is defined in the Ortho Settlement Agreement) to make, have made, use and sell certain "Research Products" and "Therapeutic Products" (as such terms are defined in the Ortho Settlement Agreement). The parties further acknowledge and agree that, pursuant to the Amendment to Settlement Agreement, CCTI will be deemed to be an "Affiliate" of Coulter Corporation for so long as Coulter Corporation owns in excess of ten percent (10%) of the voting securities of CCTI and certain other conditions, as set forth in Section 5.1A of the Ortho Settlement Agreement, are met. Accordingly, the parties acknowledge that the license of Patent Property described in Section 1.12(i) extends from Ortho to CCTI (as an "Affiliate" of Coulter Corporation under the terms of the Ortho Settlement Agreement) and Coulter Corporation hereby covenants: (i) that it will not practice any rights it has to such Patent Property in the CCTI Field during the term of this Agreement; and (ii) that it will not permit any other Affiliate of Coulter to practice any rights Coulter and its other Affiliates have to such Patent Property in the CCTI Field during the term of this Agreement. The foregoing covenant shall be subject to the provisions of Section 2.10 regarding distribution rights. As additional consideration for the foregoing covenant, CCTI agrees to pay royalties to Coulter to the extent set forth in Section 2.3.2.

                           2.3.2    The royalty rate applicable to the acknowledgment of rights set forth in Section 2.3.1 shall be equal to any amounts which Coulter becomes obligated to pay to Ortho as a result of sales by CCTI pursuant to the Ortho Settlement Agreement.

                           2.3.3    CCTI has the right to sublicense, sell or otherwise transfer its rights described in Section 2.3.1 to any other entity; provided, however, that the parties agree and acknowledge that such sublicense, sale or other transfer of those Patent Rights described in Section 1.12(i) which refer to rights derived pursuant to Article 5 of the Ortho Settlement Agreement will require the prior written consent of Ortho.

             2.4.       Grant Related to Technical Know-How. Coulter hereby grants to CCTI a worldwide, royalty-free, exclusive-license or sublicense, as the case may be, under the Technical Know-How to-practice any and all methods, and to make, have made, use, offer for sale, sell and import any and all processes, apparatus and products. Such license is limited to the CCTI Field. The license or sublicense includes the right to sublicense to third parties subject to the same limitations that apply to the underlying license or sublicense; provided, however, that the foregoing grant is subject to the provisions of Section 2.10 relating to distribution rights. CCTI will use the same efforts to protect the confidentiality of such Technical Know-How as it uses to protect the confidentiality of its own technical know-how of like character.

             2.5.       Assignment Related to Contractual Rights.

                           2.5.1    Subject to the terms of this Agreement, Coulter hereby assigns to CCTI Coulter's entire right and interest in and to the Contractual Rights; provided, however, any obligations incurred by Coulter prior to the Effective Date shall remain with Coulter.

                           2.5.2    As regards the Miami Research Agreement, CCTI hereby grants to Coulter Corporation, under rights obtained by CCTI pursuant to the Miami Research Agreement, a worldwide, royalty bearing (but only to the extent set forth in Section 2.5.2), exclusive sublicense to make, have made, use, offer for sale, sell and import any and all processes, apparatus and products (i) covered by the invention disclosed and claimed in U.S. Patent Application No. [**], filed [**]; or (ii) which utilize any technical know-how derived by CCTI under the Miami Research Agreement. The sublicense is limited to the field of Diagnostic Applications and related research applications which are used for commercializing the Diagnostic Applications. The sublicense granted under this Section 2.5.2 includes the right to further sublicense to third parties subject to the same limitations that apply to the underlying exclusive sublicense. The royalty rate applicable to the sublicense described in this Section 2.5.2 shall be equal to any amounts which CCTI becomes obligated to pay the University of Miami as a result of sales by Coulter Corporation.

                           2.5.3    Within thirty (30) days of the Effective Date, Coulter Corporation will arrange to have executed and filed with the U.S. Patent and Trademark Office the assignment of its rights to U.S. Patent Application No. [**], and any continuations, divisionals, and foreign counterparts thereof, to CCTI.  CCTI will further arrange, with Coulter's reasonable assistance, to have executed and filed any other assignments necessary to perfect such rights.

                           2.5.4    As regards the McMaster Agreement, CCTI hereby grants to Coulter Corporation, under any rights obtained by CCTI pursuant to the McMaster Agreement, a worldwide, royalty-free, exclusive license (except with respect to any rights granted by CCTI to McMaster University) to make, have made, use, offer for sale, sell and import any and all processes, apparatus and products which (i) are covered by any patents or (ii) utilize any technical know-how resulting from research work performed under and during the term of the McMaster Agreement. The license is limited to the field of Diagnostic Applications and related research applications which are used for commercializing the Diagnostic Applications. The license granted pursuant to this Section 2.5.4 includes the right to further sublicense to third parties subject to the same limitations that apply to the underlying exclusive sublicense.

             2.6.       Assignment Related to Regulatory Rights. Coulter hereby assigns to CCTI its entire right and interest in and to the Regulatory Rights. Coulter shall directly and promptly inform the FDA in writing that all such rights and interests are transferred to CCTI, and Coulter will have primary responsibility for responding to the FDA pertaining to any questions the FDA may have regarding the assignment of such Regulatory Rights.

             2.7.       Option Related to Equipment. During the 12 month period commencing on the Effective Date, CCTI is hereby granted an option to purchase any or all of the following Coulter-made instruments at Coulter's [**]:

                           (a)         Hematology Analyzers

                           (b)         Elite Flow Cytometer (Sorter)

                           (c)         XL Flow Cytometer (Analyzer)

                           (d)         Multi-Q-Prep Sample Mixer

CCTI may exercise such option upon 30 days written notice to Coulter Corporation. Should CCTI exercise such option, the purchase price is due within 60 days of the exercise date.

             2.8.       Future Intellectual Property and Biological Materials. During the term of this Agreement, as may be reasonably requested by CCTI, the parties hereto will meet to discuss in good faith any U.S. or foreign patents or patent applications, any know-how and any biological materials which are owned or Controlled by Coulter at the time of such meeting, which are not already included in the Property and which may be necessary or useful to CCTI in developing and commercializing products or processes in the CCTI Field. Each of the foregoing patents, patent applications, know-how and biological materials shall be deemed to be a "New Property Right."

                           2.8.1    In the event that (i) a New Property Right is first owned or Controlled by Coulter at any time during which Coulter owns or controls at least fifty percent (50%) of the voting securities of CCTI and (ii) CCTI indicates to Coulter that it is interested in obtaining a license or sublicense to such New Property Right in the CCTI Field, the parties will promptly modify this Agreement to add such New Property Right to the definition of Patent Property, Technical Know-How or Biotechnology Assets (whichever is applicable) and to make such New Property Right subject to the license grants contained in Article 2.

                           2.8.2    In the event that (i) a New Property Right is first owned or Controlled by Coulter at any time during which Coulter owns or controls at least ten percent (10%) but less than fifty percent (50%) of the voting securities of CCTI and (ii) CCTI indicates to Coulter that it is interested in obtaining a license or sublicense to such New Property Right in the CCTI Field, the parties will promptly meet to negotiate in good faith an agreement pursuant to which Coulter will grant an exclusive license or sublicense, as appropriate, to CCTI to such New Property Right, upon commercially reasonable terms to be agreed to by Coulter and CCTI.

             2.9.       Offers to Coulter Personnel. Coulter agrees to allow CCTI to provide offers of employment to those Coulter personnel who CCTI believes are necessary or useful to achieve the scientific objectives of CCTI.

             2.10.    Distribution Rights for RUO Applications. In the event CCTI intends to distribute or have distributed RUO Applications for any products sold under the license set forth in Sections 2.1-2.3, CCTI shall provide written notice to Coulter Corporation of such intention; provided, that such notice shall be delivered in the manner specified in Section 2.10, with an additional notice to Coulter's Director of Business Development at the same address as Coulter. Such notice shall describe the RUO Applications markets to which CCTI intends to distribute. Within [**] days of receipt of such notice, Coulter Corporation shall provide written notice to CCTI indicating whether it is interested in distributing such products to such markets. If Coulter Corporation indicates it is not interested in undertaking such distribution or has not provided written notice to CCTI within such [**] day period, CCTI shall be free to distribute such products to such RUO Applications markets either itself or through a third party. If Coulter Corporation provides timely written notice of its interest in undertaking such distribution, then CCTI and Coulter Corporation will negotiate in good faith for a period of [**] to enter into a commercially reasonable distribution agreement for such RUO Applications markets. In the event the parties are unable, after good faith negotiations, to agree on a distribution arrangement within such [**] period, CCTI shall be free to distribute such products to such RUO Applications markets either itself or through a third party; provided, however, that CCTI may not enter into an agreement for distribution of RUO Applications described in this Section 2.10 on terms less favorable to CCTI than those offered by Coulter during such [**] good faith negotiation period.

3.          TRANSFER OF HYBRIDOMAS.

             3.1.       Provision of Biotechnology Assets. Coulter shall provide CCTI with sufficient quantities (up to [**] vials) of each of those Biotechnology Assets (including, but not limited to, those Biotechnology Assets which are useful in producing the Coulter MABs and Dana-Farber MABs listed in Section 1.2) which CCTI deems to be necessary and useful in developing and/or commercializing Dense Particle Cell Separation Technology, in order for CCTI to prepare a manufacturing lot of each such Biotechnology Asset. Such Biotechnology Assets shall be provided from the Manufacturers' Working Cell Bank ("MWCB"), located at Coulter within [**] of a written request by CCTI.

             3.2.       Delivery to CCTI. Deliveries shall be made from Coulter's facility and shall be shipped by a carrier selected by CCTI to any address as directed by CCTI in writing. Biotechnology Assets will be shipped by Coulter freight collect, or if prepaid, such freight will be subsequently billed to CCTI.  If requested by CCTI, Coulter will insure the shipments against damage to or loss of the Biotechnology Assets and will subsequently bill CCTI for such shipping insurance. CCTI will reimburse Coulter for shipping and insurance expenses, if any, within [**] days after the date of its receipt of such invoices.

             3.3.       Title. Title to Biotechnology Assets shall pass to CCTI when the Biotechnology Assets are delivered to a carrier pursuant to Section 3.2.

             3.4.       Acceptance. CCTI shall inspect all Biotechnology Asset shipments promptly upon receipt thereof at the shipping destination and may reject any Biotechnology Assets which are damaged or otherwise unusable as intended by CCTL Biotechnology Assets not rejected by written notification to Coulter within [**] days after receipt shall be deemed to have been accepted, except for latent defects which are not reasonably detectable at the time of acceptance. Rejected Biotechnology Assets shall be destroyed by CCTI within [**] days after rejection. Upon receipt of written notice that goods have been properly rejected, Coulter shall promptly replace the rejected Biotechnology Assets at Coulter's expense. For properly rejected Biotechnology Assets, Coulter will prepay transportation and insurance charges for shipping any replaced Biotechnology Assets back to CCTL.

             3.5.       New Manufacturers' Working Cell Banks.

                           3.5.1    If CCTI's requirement for a given Biotechnology Asset is such that Coulter is required to prepare and certify a new MWCB for such Biotechnology Asset in order to provide such Biotechnology Asset to CCTI, Coulter will use commercially reasonable efforts to establish such new MWCB in such time as to allow it to meet CCTI's requirements, subject to CCTI's obligation to pay Coulter for such new MWCB as set forth in Section 4.2. 1.

                           3.5.2    In the event that Coulter, despite using commercially reasonable efforts, is not able to establish a working cell bank for a given hybridoma cell line in such time to meet CCTI's requirements for a given Biotechnology Asset, Coulter will provide to CCTI in a timely manner the hybridoma cell line capable of producing the required monoclonal antibodies. In the event that Coulter provides a hybridoma cell line pursuant to this Section 3.5.2, no amounts shall then be payable to Coulter under Section 4.2 for such hybridoma cell line. In the event that this Section 3.5.2 is applicable, Coulter will cooperate with CCTI in enabling CCTI to establish its own working cell bank for such hybridoma cell line.

             3.6.       Use of Biotechnology Assets. CCTI agrees that it will not produce NIABs from the Biotechnology Assets except for those to be used in the development and/or commercialization of processes and products in the CCTI Field. CCTI will use its efforts to protect the intellectual property relating to the Biotechnology Assets which are at least as protective as those used by CCTI to protect its own biotechnology assets of comparable value. CCTI will keep a record of the distribution and location history of each hybridoma and its progeny and derivatives for reference by Coulter, if needed.

4.          CONSIDERATION.

             4.1.       Stock In CCTI. As consideration for the grants and other rights set forth in this Agreement, CCTI shall convey to Coulter Corporation the ownership of Seven Million, Five Hundred Thousand (7,500,000) shares of CCTI's Series A Preferred Stock, pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of February 13, 1997, by and among Coulter Corporation, CCTI and certain other parties.

             4.2.       Cash Payments.

                           4.2.1    In addition to the consideration described in Section 4. 1, CCTI shall pay Coulter Corporation the sum of [**] Dollars ($[**]) per shipment of hybridoma from a MWCB (typically [**] vials) to CCTI or its designee, pursuant to Section 3. 1, to offset Coulter's administrative, shipping and handling costs.

                           4.2.2    Further, if Coulter is required to prepare and certify a new MWCB pursuant to the provisions of Section 3.5. 1, then CCTI shall pay Coulter Corporation the sum of [**] Dollars ($[**]) per each new MWCB, upon receipt of documentation from Coulter that such new MWCB is in fact capable of producing the requested Biotechnology Asset.

5.          COULTER REPRESENTATIONS AND WARRANTIES.

             Coulter Corporation and CIC each represent and warrant to CCTI that the statements contained in this Article 5 are true, accurate, complete and not misleading in any material respect.

             5.1.       Organization and Good Standing. Coulter Corporation is a corporation, legally and validly incorporated, organized, existing and in good standing under the laws of the State of Delaware. CIC is a corporation, legally and validly incorporated, organized, existing and in good standing under the laws of the State of Florida.

             5.2.       Authority Regarding this Agreement.

                           5.2.1    Coulter Corporation and CIC each has the complete and unrestricted right, power, authority and capacity to: (a) execute and deliver this Agreement; (b) subject to the provisions of the Ortho Settlement Agreement and the Dana Farber License Agreements, sell, transfer, assign, license or sublicense, as applicable, the Property to CCTI; and (c) carry out and perform Coulter Corporation's and CIC's other obligations pursuant to this Agreement; provided, however, to the extent the representation and warranty set forth in clause (b) of this sentence applies to a given Biotechnology Asset which was acquired by Coulter pursuant to an Additional Biotechnology Asset License Agreement, such representation and warranty shall be subject to any limitations on Coulter contained in such third-party agreement.

                           5.2.2    No further corporate or shareholder approvals or proceedings are necessary on the part of Coulter Corporation or CIC to authorize this Agreement or any of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Coulter Corporation or CIC do not require notice to, or consent or approval from, any governmental body or other regulatory authority.

                           5.2.3    This Agreement has been duly and validly executed and delivered by Coulter Corporation and CIC, is a legal, valid and binding obligation of Coulter Corporation and CIC, enforceable in accordance with its terms.

             5.3.       Property.

                           5.3.1    Coulter owns or Controls all Property.

                           5.3.2    No claims with respect to the Property have been asserted nor, to the best of Coulter's knowledge, are any claims with respect to the Property threatened, by any person, nor is there any valid grounds, to the best of Coulter's knowledge, for any bona fide claims challenging the ownership, validity, enforceability or effectiveness of any of the Property. To the best of Coulter's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Property by any third party, including any employee or former employee of Coulter.

                           5.3.3    Neither Coulter Corporation nor CIC has been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents or violation of any trade secret or other proprietary right of any third party with respect to the Property, and to the best of Coulter's knowledge, there is not any infringement liability with respect to, or infringement or violation by, Coulter of any patent, trade secret or other proprietary right of another. The Property is not subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the sale, assignment, licensing or sublicensing thereof by Coulter. No inequitable conduct or fraud has occurred during the prosecution of any of the patents or patent applications with respect to the Property.

                           5.3.4    All patents and patent applications owned or Controlled by Coulter as of the Effective Date which contain claims to Dense Particle Cell Separation Technology are set forth on Exhibit 1 attached hereto.

             5.4.       No Conflict. The execution, delivery and-performance of this Agreement and the consummation of the transactions specified herein hereby will not: (a) breach or constitute grounds for declaration or occurrence of a default under any agreement or other document to which Coulter is a party or by which the Property may be bound or affected; (b) violate any law, regulation, order, judgment or decree of any court or governmental agency; or (c) result in the creation or imposition of any lien on the Property. Reduction of Coulter Corporation's equity ownership of CCTI below fifty percent (50%) of CCTI's outstanding securities will not cause Coulter to be in breach or default of any agreement. Notwithstanding the preceding sentence, it is understood by the parties that pursuant to the Amendment to Settlement Agreement, in the event Coulter Corporation's ownership interest in CCTI's voting securities falls to ten percent (10%) or lower, CCTI will no longer have the license set forth in Section 2.3. Except as restricted by the terms of the Ortho Settlement Agreement, the Dana Farber License Agreements, and any Additional Biotechnology Asset License Agreement, sublicense, assignment or other transfer by CCTI of any of the Property owned or Controlled by Coulter as of the Effective Date will not cause Coulter or CCTI to be in breach or default of any agreement to which Coulter is a party or is otherwise bound, nor will any such sublicense, assignment or transfer require Coulter or CCTI to obtain any waiver or approval of any third party.

             5.5.       Litigation. There is no litigation, investigation, arbitration or other proceeding pending or threatened against or adversely affecting the Property, or Coulter Corporation's and CIC's right and ability to consummate the transactions specified herein by this Agreement; nor does Coulter know or have reason to know of any basis for the same.

             5.6.       Compliance with Laws. Coulter Corporation and CIC are in compliance with all statutes, laws, rules and regulations with respect to or affecting the ownership and use of the Property.

             5.7.       No Bankruptcy Proceedings. No petition, decree or order has been filed by or against Coulter Corporation or CIC under any bankruptcy, insolvency or similar laws, and no receiver, liquidator, trustee, custodian or other officer has been appointed with respect to Coulter Corporation or CIC, or their assets and liabilities pursuant to any such law. Coulter Corporation and CIC have no reason to expect that any such actions will take place.

             5.8.       Coulter Agreements. Neither Coulter Corporation nor CIC is in material breach of any of the agreements described in Sections 1.4, 1.6, and 1.11 or the Additional Biotechnology Asset License Agreements (collectively, the "Coulter Agreements"). There are no grounds for any party to any of the Coulter Agreements to terminate such agreements and Coulter has not received a notice of default with respect to any of the Coulter Agreements.

             5.9.       No Other Agreements. Except for the Coulter Agreements, neither Coulter Corporation nor CIC, nor any Affiliate of Coulter Corporation or CIC, has entered into any other agreements reasonably necessary to CCTI's practice of the Dense Particle Cell Separation Technology or use of the Biotechnology Assets in the CCTI Field. If any other agreement comes to Coulter's attention relating to the Dense Particle Cell Separation Technology, Coulter shall provide a copy to CCTI and will cooperate with CCTI to assign, license, sublicense or transfer rights under such agreement as applicable.

             5.10.    No Regulatory Issues with Respect to Dense Particle Cell Separation Technology. Coulter is not aware of any regulatory rulings or inquiries which would have a material adverse effect on the ability of CCTI to develop and commercialize Dense Particle Cell Separation Technology under the Property.

             5.11.    Limitation on Warranties. Nothing in this agreement shall be construed as a warranty or representation by Coulter that anything made, used, sold, or otherwise disposed of by CCTI under any license or sublicense granted in this agreement is or will be free from infringement of patents of third parties; provided, however, Coulter represents that it is not aware of any such infringement as of the Effective Date. Coulter makes no warranty, express or implied, concerning the fitness for any particular purpose of any products licensed or the property rights licensed to CCTI.

6.          CCTI REPRESENTATIONS AND WARRANTIES.

             CCTI hereby represents and warrants that the statements contained in this Article 6 are true, accurate, complete and not misleading in any material respect.

             6.1.       Organization and Good Standing. CCTI is a corporation, legally and validly incorporated, organized, existing and in good standing under the laws of the State of Delaware.

             6.2.       Authority Regarding this Agreement.

                           6.2.1    CCTI has the complete and unrestricted right, power, authority and capacity to: (a) execute and deliver this Agreement; and (b) carry out and perform CCTI's obligations pursuant to this Agreement.

                           6.2.2    No further corporate or shareholder approvals or proceedings are necessary on the part of CCTI to authorize this Agreement or any of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by CCTI does not require notice to, or consent or approval from, any governmental body or other regulatory authority.

                           6.2.3    This Agreement has been duly and validly executed and delivered by CCTI and is a legal, valid and binding obligation of CCTI, enforceable in accordance with its terms.

7.          PATENT PROPERTY.

             7.1.       Prosecution and Maintenance.  Coulter shall, at its own expense, have the first right to (i) file and prosecute all patent applications contained within the Patent Property and (ii) maintain all patents contained within the Patent Property. In the event that Coulter decides not to proceed with prosecuting a patent application for, or maintaining a patent on, an invention for which it is responsible under this Section 7.1, it shall give CCTI [**] days notice before any relevant deadline and transmit all information reasonable and appropriate relating to such patent application or patent, and CCTI shall have the right to pursue, at its own expense, prosecution of such application for, or maintenance of, such patent.

             7.2.       Infringement of Patent Property by Third Parties.

                           (a)         Notice.  Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Patent Property of which it becomes aware and which may adversely impact the rights of CCTI hereunder.

                           (b)         Enforcement Action.  In the event that the parties become aware of any alleged or threatened infringement of the Patent Property, Coulter shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Patent Property. In the event Coulter fails to institute an infringement suit or take other reasonable action in response to such infringement within [**] days, CCTI shall have the right, but not the obligation upon [**] days notice to Coulter, to institute such suit or take other appropriate action in its own name; provided however, that if necessary, Coulter agrees to be joined as a party plaintiff. Regardless of which party brings such enforcement action, the other parties hereby agree to cooperate reasonably in any such effort. The parties not bringing the action shall have the right to participate in such action at their own expense with their own counsel and any recovery obtained by settlement or otherwise shall be disbursed as follows: each party shall first recover any reasonable expenses incurred in such action (including counsel fees). Thereafter, the parties shall share any remaining recovery in accordance with their economic interests in the infringed Patent Property. In the event that the party not bringing the action does not want to participate in the recovery obtained by settlement or otherwise, then the party instituting the law suit shall be responsible for all costs and expenses of the non-participating party in cooperating with the party instituting the law suit.

             7.3.       Infringement of Third Party Patent Rights.

                           7.3.1    Joint Strategy.  In the event that the use or sale of a process or product incorporating Dense Particle Cell Separation Technology in the CCTI Field and covered by the Patent Property becomes the subject of a claim of infringement of a patent or other proprietary right, the parties shall promptly confer to discuss the claim.

                           7.3.2    Defense. Unless the parties otherwise agree, CCTI shall assume the primary responsibility for the conduct of the defense of any such claim described in Section 7.3.1. Coulter shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each party shall reasonably cooperate with the party conducting the defense of the claim. No party shall enter into any settlement that affects any other party's rights or interests without such other party's written consent, not to be unreasonably withheld.

8.          TERM.

             This Agreement shall continue in effect until the last to expire of any patents within the Patent Property or the New Property Rights (as such term is defined in Section 2.9) to which CCTI has exercised its option to a license or sublicense, whether such patent is currently issued or issues from any patent application contained within the Patent Property or the New Property Rights, or for so long as CCTI is using a Biotechnology Asset.

9.          ASSIGNABILITY.

             Neither this Agreement nor any part hereof shall be assignable by any party without the prior, express, written permission of the other parties, which permission shall not be unreasonably withheld. Any attempted assignment without such consent shall be void. Notwithstanding the preceding two sentences, any party may assign this Agreement in connection with the merger, consolidation, transfer or sale of substantially all of its assets relating to the Property.

10.        NOTICES.

             All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, addressed to the signatory to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing.

To Coulter:
Wayne A. Barlin, Esq. Coulter Corporation 11800 S.W. 147th Avenue Miami, Florida 33196

To CIC:
Warren W. Kurz, Esq. Coulter International Corp. 11800 S.W. 147th Avenue Miami, Florida 33196

To CCTI:
Coulter Cellular Therapies, Inc. c/o InterWest Partners 3000 Sand Hill Road Building 3 Suite 225 Menlo Park, California 94025 Attention: Dr. Arnold Oronsky

Any party may, by written notice to the others, designate a new addressee or address to which notices to the party giving the notice shall thereafter be mailed.

11.        SEVERABILITY.

             If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Coulter Corporation or CIC or CCTI deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original interests.

12.        ENTIRE AGREEMENT.

             This instrument contains the entire Agreement between the parties hereto. No verbal agreement, conversation or representation between any officers, agents or employees of the parties hereto either before or after the execution of this Agreement shall affect or modify any of the terms or obligations herein contained.

13.        MODIFICATIONS IN WRITING.

             No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

14.        GOVERNING LAW.

             The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the State of Delaware, excluding Delaware's conflict of laws principles.

15.        CONSTRUCTION.

             The parties agree that they have participated equally in the formation of this Agreement and that the language herein should be not be presumptively construed against any of them.

16.        ARBITRATION.

             16.1.    Any controversy or claim arising out of, or relating to this Agreement shall be resolved by final and binding arbitration in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association then obtaining.

             The arbitration shall be subject to the following terms:

                           (a)         The number of arbitrators shall be three (3) unless otherwise agreed to by the parties to the dispute.

                           (b)         The arbitrators shall be independent, impartial third parties having no direct or indirect personal or financial relationship to any of the parties to the dispute, who have agreed to accept the appointment as arbitrators on the terms set forth in this Article 16.

                           (c)         The arbitrators shall be active or retired attorneys, law professors, or judicial officers with at least five (5) years experience in general commercial matters and a familiarity with the laws governing proprietary rights in intellectual property.

                           (d)         The arbitrators shall be selected as follows:

                                        (i)         Each of Coulter Corporation and CCTI shall select one arbitrator and these two arbitrators shall then agree on the selection of a third arbitrator.

                                        (ii)        If the method of selection set out in Section 16.1(d)(i) fails for any reason, then either party may petition the United States District Court for the Northern District of Illinois for appointment of the arbitrators in accordance with applicable law, provided that the arbitrators must satisfy the requirements of (b) and (c) above.

                           (e)         The arbitrators shall announce a decision in writing accompanied by written findings explaining the facts determined in support of the decision and any relevant conclusions of law.

                           (f)         Unless otherwise provided in this Article 16 or extended by agreement of the parties, each of Coulter Corporation and CCTI shall select an arbitrator within thirty (30) days after any request for arbitration. The dispute shall be submitted to the three arbitrators within ninety (90) days after they have been selected. A decision shall be rendered within sixty (60) days after the dispute is submitted.

                           (g)        The fees of the arbitrators and any other costs and fees associated with the arbitration shall be paid in accordance with the decision of the arbitrators.

                           (h)        The arbitrators shall have no power to add to, subtract from, or modify any of the terms or conditions of this Agreement. Any decision rendered in such arbitration may be enforced by either party in the United States District Court for the Northern District of Illinois, to whose jurisdiction for such purposes the parties to the dispute hereby irrevocably consent and submit.

             16.2.    Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

17.        FURTHER ASSURANCES.

             Each party agrees to furnish, upon request of one of the other parties to this Agreement, such further information as may be required to give effect to the transactions contemplated by this Agreement and to permit CCTI to fully enjoy the benefit of the Property transferred hereunder. In the event a party makes a good faith determination that it is necessary for the other parties to take certain additional actions to give full effect to the transactions contemplated by this Agreement and to permit CCTI to fully enjoy the benefit of the Property transferred hereunder, such party shall notify the other parties of its determination and the parties agree to meet to discuss in good faith the possibility of such additional actions being taken.

18.        COUNTERPARTS.

             This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

             IN WITNESS WHEREOF, the parties hereto have caused this License, Assignment and Supply Agreement to be executed in triplicate by their duly authorized representatives as of the dates noted below.

COULTER CORPORATION

By:

Title:	Executive Vice President
Date:	February 13, 1997

COULTER INTERNATIONAL CORP.

By:	/s/ Warren W. Kurz

Title:	Secretary/Corporate Patent Counsel
Date:	February 11, 1997

COULTER CELLULAR THERAPIES, INC.

By:	/s/ Arnold Aronsky

Title:	Chief Executive Officer
Date:	February 13, 1997

EXHIBIT 1

PATENT PROPERTY

             (a)         U.S. PATENTS:

                                        (i)  U.S. PATENT NO. 5,576,185, (HEREINAFTER "THE 'l85 PATENT"), ISSUED NOVEMBER 19, 1996, ENTITLED "METHOD OF POSITIVE OR NEGATIVE SELECTION OF A POPULATION OR SUBPOPULATION OF A SAMPLE UTILIZING PARTICLES AND GRAVITY SEDIMENTATION."

                                        (ii)  U.S. PATENT NO. 5,466,609, (HEREINAFTER "THE '609 PATENT"), ISSUED NOVEMBER 14, 1995, ENTITLED "BIODEGRADABLE GELATIN-AMINNODEXTRAN PARTICLE COATINGS AND PROCESSES FOR MAKING SAME."

                                        (iii)  U.S. PATENT NO. 5,169,754, (HEREINAFTER "THE '754 PATENT"), ISSUED DECEMBER 8, 1992, ENTITLED "BIODEGRADABLE PARTICLE COATINGS HAVING A PROTEIN COVALENTLY IMMOBILIZED BY MEANS OF A CROSSLINKING AGENT AND PROCESSES FOR MAKING SAME."

                                        (iv)  U.S. PATENT NO. 4,752,563, (HEREINAFTER "THE '563 PATENT"), ISSUED JUNE 21, 1988, ENTITLED "MONOCLONAL ANTIBODY FOR RECOVERY OF LEUKOCYTES IN HUMAN PERIPHERAL BLOOD AND METHOD OF RECOVERY EMPLOYING SAID MONOCLONAL ANTIBODY."

                                        (v)  U.S. PATENT NO. 4,708,930, (HEREINAFTER "THE '930 PATENT"), ISSUED NOVEMBER 24, 1987, ENTITLED "MONOCLONAL ANTIBODY TO A HUMAN CARCINOMA TUMOR ASSOCIATED ANTIGEN."

                                        (vi)  U.S. PATENT NO. 4,865,971, (HEREINAFTER "THE '971 PATENT"), ISSUED SEPTEMBER 12, 1989, ENTITLED "MONOCLONAL ANTIBODY SPECIFIC TO A COMMON DETERMINANT SITE OF NEUTROPHILS AND EOSINOPHILS."

             (b)         U.S. PATENT APPLICATIONS:

                                        (i)  U.S. SERIAL NO. [**], FILED [**] (CONTINUATION OF THE '185 PATENT) ENTITLED [**]

                                        (ii)  U.S. SERIAL NO. [**], FILED [**] (CONTINUATION-IN-PART OF THE 1185 PATENT) ENTITLED [**]

                                        (iii)  U.S. SERIAL NO. [**], FILED [**], (DIVISIONAL OF '609 PATENT), ENTITLED [**]

                                        (iv)  U.S. SERIAL NO. [**], FILED [**], (CONTINUATION OF U.S. SERIAL NO. 08/961,157, WHICH IS A CONTINUATION-IN-PART OF THE '754 PATENT), ENTITLED [**]

             (c)         CORRESPONDING FOREIGN PATENTS AND APPLICATIONS:

                                        (i)  INTERNATIONAL APPLICATION No. PCT/US96M7577, FILED NOVEMBER 5, 1996, BASED ON USSN [**].

                                        (ii)  ARGENTINE SERIAL NO. 331-641, FILED APRIL 1, 1995, BASED ON THE 85/PATENT.

                                        (iii)  AUSTRALIAN SERIAL NO. 24799/56, FILED APRIL 11, 1995, BASED ON THE 'l85 PATENT.

                                        (iv)  BRAZILIAN SERIAL NO. PI9507373.6, FILED APRIL 11, 1995, BASED ON THE '185 PATENT.

                                        (v)  CANADIAN SERIAL NO. (TO BE ASSIGNED), FILED APRIL 11, 1995, BASED ON THE '185 PATENT.

                                        (vi)  CHINESE SERIAL NO. 95192581.4, FILED APRIL 11, 1995, BASED ON THE '185 PATENT.

                                        (vii)  COLOMBIAN SERIAL NO. 013,790, FILED APRIL 5, 1995, BASED ON THE 'l85 PATENT.

                                        (viii)  EUROPEAN SERIAL NO. 95919112.3, FILED APRIL 11, 1995, BASED ON THE '185 PATENT.

                                        (ix)  ISRAEL SERIAL NO. 113,265, FILED APRIL 5, 1995, BASED ON THE 'l85 PATENT.

                                        (x)  JAPANESE SERIAL NO. 7-527193, FILED APRIL 11, 1995, BASED ON THE 'l85 PATENT.

                                        (xi)  MEXICAN SERJAL NO. 964,813, FILED APRIL 11, 1995, BASED ON THE 'l85 PATENT.

                                        (xii)  NORWEGIAN SERIAL NO. P964,362, FILED APRIL 11, 1995, BASED ON THE '185 PATENT.

                                        (xiii)  RUSSIAN SERIAL NO. 013,790, FILED APRIL 11, 1995, BASED ON THE '185 PATENT.

                                        (xiv)  TAIWANESE SERIAL NO. 84103316, FILED APRIL 7, 1995, BASED ON THE '185 PATENT.

                                        (xv)  VENEZUELAN SERIAL NO. 585/96, FILED APRIL 12, 1995, BASED ON THE 'l85 PATENT.

                                        (xvi)  SOUTH AFRICAN SERIAL NO.95/2723, FILED APRIL 3, 1995, BASED ON THE '185 PATENT.

                                        (xvii)  CANADIAN SERIAL NO. 2146964, FILED OCTOBER 14, 1993, BASED ON THE '609 PATENT.

                                        (xviii)  EUROPEAN SERIAL NO. 93923887, FILED OCTOBER 14, 1993, BASED ON THE '609 PATENT.

                                        (xix)  JAPANESE SERIAL NO. 51027/94, FILED OCTOBER 14, 1993, BASED ON THE '609 PATENT.

                                        (xx)  CANADIAN SERIAL NO. 2095148, FILED OCTOBER 25, 1991, BASED ON THE '754 PATENT.

                                        xi)  EUROPEAN SERIAL NO. 92904811, FILED OCTOBER 25, 1991, BASED ON THE '754 PATENT.

                                        (xxii)  JAPANESE SERIAL NO. 505159/92, FILED OCTOBER 25, 1991, BASED ON THE '754 PATENT.

                                        (xxiii)  ARGENTINE PATENT NO. 235801, ISSUED OCTOBER 3, 1986, BASED ON THE '563 PATENT.

                                        (xxiv)  AUSTRALIAN PATENT NO. 590615, ISSUED MARCH 8, 1990, BASED ON THE '563 PATENT.

                                        (xxv)  BRAZILIAN APPLICATION NO. PCT P18606994, FILED AUGUST 25, 1986, BASED ON THE '563 PATENT.

                                        (xxvi)  CANADIAN PATENT NO. 1294233, ISSUED JANUARY 14, 1992, BASED ON THE '563 PATENT.

                                        (xxvii)  GERMAN PATENT NO. P3685023.3, ISSUED APRIL 22, 1992, BASED ON THE '563 PATENT.

                                        (xxviii)  SPANISH PATENT NO. 2001973, ISSUED MAY 27, 1988, BASED ON THE '563 PATENT.

                                        (xxix)  FRENCH PATENT NO. 0245291, ISSUED APRIL 22, 1992, BASED ON THE '563 PATENT.

                                        (xxx)  IRISH PATENT NO. 59433, ISSUED FEBRUARY 18, 1994, BASED ON THE '563 PATENT.

                                        (xxxi)  ISRAEL PATENT NO. 80082, ISSUED MARCH 24, 1991, BASED ON THE '563 PATENT.

                                        (xxxii)  ITALIAN PATENT NO. 0245291, ISSUED APRIL 22, 1992, BASED ON THE '563 PATENT.

                                        (xxxiii)  JAPANESE APPLICATION NO. 504547/86, FILED AUGUST 25, 1986, BASED ON THE '563 PATENT.

                                        (xxxiv)  JAPANESE APPLICATION, DIVISIONAL OF 178276 (504547/86), BASED ON THE '563 PATENT.

                                        (xxxv)  KOREAN APPLICATION NO. 700622/87, FILED AUGUST 25, 1986, BASED ON THE '563 PATENT.

                                        (xxxvi)  MEXICAN APPLICATION NO. 3792, FILED SEPTEMBER 22, 1986, BASED ON THE '563 PATENT.

                                        (xxxvii)  NORWEGIAN PATENT NO. I69243, ISSUED MAY 27, 1992, BASED ON THE '563 PATENT.

                                        (xxxviii)  VENEZUELAN PATENT NO. 49397, ISSUED AUGUST 27, 1993, BASED ON THE '563 PATENT.

                                        (xxxix)  SOUTH AFRICAN PATENT NO. 86/7150, ISSUED MAY 25, 1988, BASED ON THE '563 PATENT.

                                        (xl)  CANADIAN PATENT NO. 1243969, ISSUED NOVEMBER 1, 1988, BASED ON THE '930 PATENT.

                                        (xli)  ARGENTINE PATENT NO. 241656, ISSUED OCTOBER 30, 1992, BASED ON THE '971 PATENT.

                                        (xlii)  AUSTRIAN PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (xliii)  AUSTRALIAN PATENT NO. 618212, ISSUED APRIL 6, 1992, BASED ON THE '971 PATENT.

                                        (xliv)  BELGIUM PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (xlv)  CANADIAN PATENT NO. 1297817, ISSUED MARCH 24, 1992, BASED ON THE '971 PATENT.

                                        (xlvi)  SWISS PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (xlvii)  CHINESE PATENT NO. 88103992, ISSUED FEBRUARY 18, 1996, BASED ON THE '971 PATENT.

                                        (xlviii)  GERMAN PATENT NO. P3888971.4, ISSUED APRIL 6, 1994, BASED ON THE  '971 PATENT.

                                        (xlix)  SPANISH PATENT NO. 2010761, ISSUED OCTOBER 3, 1989, BASED ON THE '971 PATENT.

                                        (l)  FRENCH PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (li)  UNITED KINGDOM PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (lii)  IRISH PATENT NO. 61554, ISSUED NOVEMBER 4, 1994, BASED ON THE '971 PATENT.

                                        (liii)  ITALIAN PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (liv)  JAPANESE PATENT NO. 2579354, ISSUED NOVEMBER 7, 1996, BASED ON THE '971 PATENT.

                                        (lv)  SOUTH KOREAN APPLICATION NO. 700359/89, FILED APRIL 25, 1988, BASED ON THE '971 PATENT.

                                        (lvi)  LUXEMBOURG PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (lvii)  MEXICAN PATENT NO. 175142, ISSUED JULY 8, 1994, BASED ON THE '971 PATENT.

                                        (lviii)  NETHERLANDS PATENT NO. 0371026, ISSUED APRIL 6, 1994, BASED ON THE '971 PATENT.

                                        (lix)  NORWEGIAN PATENT NO. 176614, ISSUED MAY 3, 1995, BASED ON THE '971 PATENT.

                                        (lx)  VENEZUELAN PATENT NO. 50.869, ISSUED JANUARY 17, 1994, BASED ON THE '971 PATENT.

                                        (lxi)  SOUTH AFRICAN PATENT NO. 88/3178, ISSUED JANUARY 31, 1990, BASED ON THE '971 PATENT.

             (d)         INVENTION DISCLOSURE:

                                        (i)  CIC'S INVENTION DISCLOSURE 196,012 ENTITLED "CELLULAR DEBRIS REMOVAL."